EXHIBIT 10.5

                        PROMISSORY NOTE TO MARC CABIANCA
                            DATED DECEMBER 18, 2003



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                                PROMISSORY NOTE


US$25,000                                                      DECEMBER 18, 2003
                                                     VANCOUVER, BRITISH COLUMBIA


For value received, BRINX RESOURCES LTD., ("Maker") promises to pay to the order of MARC CABIANCA, the sum of TWENTY-FIVE THOUSAND DOLLARS (US$25,000), with interest at the prime rate as announced by the WALL STREET JOURNAL, currently FOUR PERCENT (4.0%) per annum, on December 18, 2005.

Maker may prepay this Note at any time without penalty.

This Note is unsecured.

Should legal proceedings be necessary to enforce the payment of this Note, Maker shall be liable for all costs of collection, including attorneys' fees.

"Maker"
BRINX RESOURCES LTD.


By:    /s/ KENNETH A. CABIANCA
   ----------------------------------------
     Kenneth A. Cabianca, President